UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 4, 2009

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bayside Technology Center
46531 Fremont Blvd.
Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

(510) 651-4450
(Registrant’s telephone number, including area code)

[Not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of WaferGen Bio-systems, Inc. (the “Company”) confirmed, approved and ratified Hector Brush's position as the Company's Principal Financial Officer on November 4, 2009.

Mr. Brush, 57, has served as our Treasurer since the departure of Amjad Huda, our former Chief Financial Officer and Treasurer, on June 17, 2009.  Mr. Brush had served as our senior accountant since November 1, 2007.  Prior to joining us, Mr. Brush served as Senior Accountant and SEC Reporting Accountant for Symmetricom, Inc. from 2004 to 2007.  Mr. Brush has been working as an accountant serving small and large high tech companies since 1981.

Item 8.01                      Other Events.

On November 4, 2009, our Board of Directors determined that the 2009 Annual Meeting of Stockholders of the Company will be held on December 4, 2009, at the Fremont Marriott in Silicon Valley, 46100 Landing Parkway, Fremont, California 94538, commencing at 9:00 a.m., local time, and establishes November 4, 2009, as the record date for the 2009 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: November 10, 2009	By: /s/ Alnoor Shivji
Name: Alnoor Shivji
Title: Chief Executive Officer

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